UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2008, Virgin Mobile USA, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Howard Handler, the Company’s Chief Marketing Officer, relating to Mr. Handler’s departure from the Company on March 31, 2008 (the “Separation Date”).

Under the terms of the Separation Agreement and substantially consistent with the terms of his existing employment agreement, the Company agrees to pay Mr. Handler his 2007 annual bonus and remaining payments relating to his debt bonus at the same time as other employees. Mr. Handler will receive (i) a payment in the amount of $312,000 (representing one times annual base pay) to be paid equally over 12 months following the Separation Date, (ii) a payment in the amount of $187,200 (80% of his 2008 annual bonus target) with payment to commence the earlier of (a) October 1, 2008, in which case Mr. Handler will receive a payment of $93,600 on October 1, 2008 and the remaining $93,600 in equal installments each pay period for six months or (b) Mr. Handler’s date of death, in which case payment will be made in a lump sum to his estate and (iii) a payment in an amount equal to three months of Mr. Handler’s 2008 annual bonus target, adjusted for Company performance during the period from January 2008 to June 2008, to be paid in a single lump sum on the earlier of October 1, 2008 or his date of death.

All of Mr. Handler’s outstanding equity that would have become vested within 12 months following the Separation Date will be subject to accelerated vesting. In addition, the exercise period for Mr. Handler’s vested options will be extended from 90 days to 18 months following the Separation Date. As of the Separation Date, Mr. Handler will have 17,134 vested restricted stock units and 199,500 vested stock options that, if not exercised, will expire on September 30, 2009.

Mr. Handler will receive continuation of certain health benefits at active employee rates through COBRA for 12 months following the Separation Date.

In addition the agreement contains certain other provisions related to release of claims, indemnification and return of Company property.

A copy of the Separation Agreement between the Company and Mr. Handler is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and General Release between Virgin Mobile USA, L.P. and Howard Handler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: January 28, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel

3